SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 9, 2005

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Crittenden Lane Mountain View, CA		94043-1351

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On May 9, 2005, Silicon Graphics, Inc. (the "Company") was notified by the New York Stock Exchange (the "NYSE") that the Company has fallen below the NYSE's continued listing standard relating to minimum share price. Rule 802.01C of the NYSE's Listed Company Manual requires that a company's common stock trade at a minimum average closing share price of $1.00 during a consecutive 30-day trading period.

     The Company intends to meet with the NYSE to present its plan for complying with the minimum share price standard. Alternatives to be discussed include a reverse stock split, which would require SGI shareholder approval. The NYSE will then make a determination regarding continued listing and the length of time, if any, it will give the Company to comply with the continued listing standards. Although the Company intends to cure its deficiency and to return to compliance with NYSE continued listing requirements, there can be no assurance that it will be able to do so.

     A copy of the press release issued by the Company announcing the notification is included as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated May 13, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: May 13, 2005	By:	/s/ Sandra M. Escher

Sandra M. Escher
Senior Vice President and
General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

99.1	Press Release dated May 13, 2005